                                   Exhibit 99.j
                                Ernst & Young LLP




                       Consent of the Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 19 to the Registration Statement No. 33-15935, dated February 1, 1999, of OLDE Custodian Fund to our report dated November 25, 1998, included in the 1998 Annual Report to shareholders of OLDE Custodian Fund.




February 1, 1999